Exhibit 99.1

The Bancorp, Inc. Reports Fourth Quarter 2021 Financial Results

Wilmington, DE – January 27, 2022 – The Bancorp, Inc. ("The Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for the fourth quarter of 2021.

Highlights

•	For the quarter ended December 31, 2021, The Bancorp earned net income of $27.0 million, or $0.46 diluted earnings per share.

•	Return on assets and equity for the quarter ended December 31, 2021 amounted to 1.7% and 17%, respectively, compared to 1.6% and 17%, respectively, for the quarter ended December 31, 2020 (all percentages “annualized.”)

•	Net interest margin amounted to 3.51% for the quarter ended December 31, 2021, compared to 3.58% for the quarter ended December 31, 2020.

•	Net interest income was $52.2 million for the quarter ended December 31, 2021 compared to $51.7 million for the quarter ended December 31, 2020. In the fourth quarter of 2021, growth in net interest income was significantly offset by a reduction of $3.8 million resulting from non-SBA commercial loan prepayments. However, net realized and unrealized gains on commercial loans increased over $4 million over those respective periods, primarily as a result of fees related to those prepayments. We have resumed the origination of such loans, identified as real estate bridge loans, which are intended to offset the impact of prepayments and payoffs, and grow the portfolio.

•	Excluding loans at fair value, which were originally generated for sale, total loans increased 41% to $3.75 billion at December 31, 2021, compared to $2.65 billion at December 31, 2020.

•	Gross dollar volume (“GDV”), representing the total amounts spent on prepaid and debit cards, increased $2.44 billion, or 11%, to $24.96 billion for the quarter ended December 31, 2021 compared to the quarter ended December 31, 2020.

•	SBLOC (securities backed lines of credit), IBLOC (insurance backed lines of credit) and investment advisor financing loans collectively increased 28% year over year and 7% quarter over quarter to $2.05 billion at December 31, 2021.

•	Small Business Loans, including those held at fair value, grew 6% year over year to $696.2 million at December 31, 2021. That growth is exclusive of Paycheck Protection Program (“PPP”) loan balances of $44.8 million and $165.7 million, respectively, at December 31, 2021 and December 31, 2020.

•	Direct lease financing balances increased 15% year over year to $531.0 million at December 31, 2021.

•	We resumed non-SBA commercial real estate lending in the third quarter of 2021 classified as real estate bridge lending. As of December 31, 2021 total real estate bridge loans amounted to $621.7 million, collateralized by apartment buildings.

•	The average interest rate on $5.47 billion of average deposits and interest-bearing liabilities during the fourth quarter of 2021 was 0.19%. Average deposits of $5.31 billion for the fourth quarter 2021, reflected an increase of 1% from the $5.25 billion of average deposits for the quarter ended December 31, 2020.

•	As of December 31, 2021, substantially all the borrowers with COVID-19 related payment deferrals had resumed making payments.

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•	As of December 31, 2021, tier one capital to assets (leverage), tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 to risk-weighted assets ratios were 10.40%, 14.72%, 15.13% and 14.72%, respectively, compared to well-capitalized minimums of 5%, 8%, 10% and 6.5%, respectively. The Bancorp and The Bank each remain well capitalized under banking regulations.

•	Book value per common share at December 31, 2021 was $11.37 per share compared to $10.10 per share at December 31, 2020, an increase of 13%, primarily as a result of retained earnings.

•	The Bancorp repurchased 350,431 shares of its common stock at an average cost of $28.54 per share during the quarter ended December 31, 2021.

“Our lending platform and fin-tech ecosystem will support continued growth into 2022,” said The Bancorp CEO and President Damian Kozlowski. “We continue to improve our performance, while delivering enhanced capabilities to our many innovative partners which are revolutionizing the financial services industry. Additionally, we reaffirm our 2022 guidance of $2.15 per share, which excludes the net impact of planned stock repurchases.”

The Bancorp reported net income of $27.0 million, or $0.46 per diluted share, for the quarter ended December 31, 2021, compared to net income of $24.2 million, or $0.41 per diluted share, for the quarter ended December 31, 2020.

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, January 28, 2022 by clicking on the webcast link on The Bancorp's homepage at www.thebancorp.com. Or, you may dial 844.775.2543, access code 7390458.  You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, February 4, 2022 by dialing 855.859.2056, access code 7390458.

About The Bancorp

The Bancorp, Inc. (NASDAQ: TBBK), headquartered in Wilmington, Delaware, through its subsidiary, The Bancorp Bank, provides non-bank financial companies with the people, processes, and technology to meet their unique banking needs. Through its Fintech Solutions, Institutional Banking, Commercial Lending, and Real Estate Bridge Lending businesses, The Bancorp provides partner-focused solutions paired with cutting-edge technology for companies that range from entrepreneurial startups to Fortune 500 companies. With over 20 years of experience, The Bancorp has become a leader in the financial services industry, earning recognition as the #1 issuer of prepaid cards in the U.S. in June 2021, a nationwide provider of bridge financing for real estate capital improvement plans, an SBA National Preferred Lender, a leading provider of securities-backed lines of credit, with one of the few bank-owned commercial vehicle leasing groups. As evidence of its company-wide commitment to excellence, The Bancorp has also been ranked in October 2020 as one of the 100 Fastest-Growing Companies by Fortune, a Top 50 Employer in March 2021 by Equal Opportunity Magazine and was selected to be included in the S&P Small Cap 600 in May 2021. For more about The Bancorp, visit https://thebancorp.com/.

Forward-Looking Statements

Statements in this earnings release regarding The Bancorp’s business which are not historical facts are "forward-looking statements." These statements may be identified by the use of forward-looking terminology, including but not limited to the words “intend,” “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “plan,” “estimate,” “continue,” or similar words , and are based on current expectations about important economic, political, and technological factors, among others, and are subject to risks and uncertainties, which could cause the actual results, events or achievements to differ materially from those set forth in or implied by the forward-looking statements and related assumptions. For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp’s filings with the Securities and Exchange Commission, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those filings. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this press release, except as may be required under applicable law.

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The Bancorp, Inc. Contact

Andres Viroslav

Director, Investor Relations

215-861-7990

andres.viroslav@thebancorp.com

Source: The Bancorp, Inc.

The Bancorp, Inc.

Financial highlights

(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
Condensed income statement	2021	2020	2021	2020
	(in thousands, except per share data)

Net interest income	$52,157	$51,713	$210,876	$194,866
Provision for credit losses	1,626	554	3,110	6,352
Non-interest income
ACH, card and other payment processing fees	1,921	1,788	7,526	7,101
Prepaid, debit card and related fees	17,776	17,818	74,654	74,465
Net realized and unrealized gains (losses) on commercial
loans, at fair value	6,004	1,538	14,885	(3,874)
Change in value of investment in unconsolidated entity	—	—	—	(45)
Leasing related income	1,757	499	6,457	3,294
Other non-interest income	768	1,657	1,227	3,676
Total non-interest income	28,226	23,300	104,749	84,617
Non-interest expense
Salaries and employee benefits	28,159	27,087	105,998	101,737
Data processing expense	1,183	1,174	4,664	4,712
Legal expense	1,499	1,005	6,848	5,141
FDIC insurance	351	2,121	5,586	9,808
Software	4,224	3,570	15,659	14,028
Other non-interest expense	7,784	6,826	29,595	29,421
Total non-interest expense	43,200	41,783	168,350	164,847
Income from continuing operations before income taxes	35,557	32,676	144,165	108,284
Income tax expense	8,529	8,655	33,724	27,688
Net income from continuing operations	27,028	24,021	110,441	80,596
Discontinued operations
(Loss) income from discontinued operations before income taxes	(36)	(1,096)	288	(3,816)
Income tax (benefit) expense	—	(1,246)	76	(3,304)
Net (loss) income from discontinued operations, net of tax	(36)	150	212	(512)
Net income	$26,992	$24,171	$110,653	$80,084

Net income per share from continuing operations - basic	$0.47	$0.42	$1.93	$1.40
Net income (loss) per share from discontinued operations - basic	$—	$—	$—	$(0.01)
Net income per share - basic	$0.47	$0.42	$1.93	$1.39

Net income per share from continuing operations - diluted	$0.46	$0.41	$1.88	$1.38
Net income (loss) per share from discontinued operations - diluted	$—	$—	$—	$(0.01)
Net income per share - diluted	$0.46	$0.41	$1.88	$1.37
Weighted average shares - basic	56,966,661	57,597,124	57,190,311	57,474,612
Weighted average shares - diluted	58,369,204	59,146,222	58,830,437	58,411,222

Note: Compared to higher rates in recent periods, the respective effective tax rates for the three and twelve months ended December 31, 2021 approximated 24% and 23% as a result of the impact of excess tax deductions related to stock-based compensation, recorded as discrete items. The large deductions and tax benefits resulted from the increase in the Company’s stock price as compared to the original grant date.

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Balance sheet	December 31,	September 30,	June 30,	December 31,
	2021 (unaudited)	2021 (unaudited)	2021 (unaudited)	2020
	(in thousands, except share data)
Assets:
Cash and cash equivalents
Cash and due from banks	$5,382	$6,687	$5,470	$5,984
Interest earning deposits at Federal Reserve Bank	596,402	310,642	583,498	339,531
Total cash and cash equivalents	601,784	317,329	588,968	345,515

Investment securities, available-for-sale, at fair value	953,709	1,054,223	1,106,075	1,206,164
Commercial loans, at fair value	1,326,836	1,550,025	1,690,216	1,810,812
Loans, net of deferred fees and costs	3,747,224	3,136,662	2,915,344	2,652,323
Allowance for credit losses	(17,806)	(16,159)	(15,292)	(16,082)
Loans, net	3,729,418	3,120,503	2,900,052	2,636,241
Federal Home Loan Bank and Atlantic Central Bankers Bank stock	1,663	1,663	1,667	1,368
Premises and equipment, net	16,156	16,602	17,392	17,608
Accrued interest receivable	17,871	17,180	18,668	20,458
Intangible assets, net	2,447	2,547	2,646	2,845
Other real estate owned	1,530	2,145	—	—
Deferred tax asset, net	12,667	12,237	10,923	9,757
Investment in unconsolidated entity, at fair value	—	—	24,988	31,294
Assets held-for-sale from discontinued operations	82,191	87,904	97,496	113,650
Other assets	96,967	86,105	91,516	81,129
Total assets	$6,843,239	$6,268,463	$6,550,607	$6,276,841

Liabilities:
Deposits
Demand and interest checking	$5,561,365	$4,734,352	$5,225,024	$5,205,010
Savings and money market	415,546	378,160	459,688	257,050
Total deposits	5,976,911	5,112,512	5,684,712	5,462,060

Securities sold under agreements to repurchase	42	42	42	42
Short-term borrowings	—	300,000	—	—
Senior debt	98,682	98,590	98,498	98,314
Subordinated debenture	13,401	13,401	13,401	13,401
Other long-term borrowings	39,521	39,715	39,901	40,277
Other liabilities	62,228	66,226	94,944	81,583
Total liabilities	$6,190,785	$5,630,486	$5,931,498	$5,695,677

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 57,370,563 and 57,550,629 shares issued and outstanding at December 30, 2021 and 2020, respectively	57,371	57,331	57,458	57,551
Additional paid-in capital	349,686	357,528	363,241	377,452
Retained earnings	239,106	212,114	183,853	128,453
Accumulated other comprehensive income	6,291	11,004	14,557	17,708
Total shareholders' equity	652,454	637,977	619,109	581,164

Total liabilities and shareholders' equity	$6,843,239	$6,268,463	$6,550,607	$6,276,841

Note: Previous balance sheets included investment in unconsolidated entity, which reflected Bancorp’s balance of the Walnut Street investment. Walnut Street was comprised of Bancorp loans sold to that entity, which was partially financed by an independent investor. In the third quarter of 2021, The Bancorp and that investor dissolved the entity, as the remaining balance did not warrant ongoing administrative and accounting expenses. As a result of the dissolution, the investment in unconsolidated entity, which had a June 30, 2021 balance of $25.0 million, was reclassified as follows. Approximately $22.9 million of loans were reclassified to commercial loans, at fair value and $2.1 million was reclassified to other real estate owned, as those assets continue to be reported at fair value.

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Average balance sheet and net interest income	Three months ended December 31, 2021			Three months ended December 31, 2020
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate

Interest earning assets:
Loans, net of deferred fees and costs**	$4,766,271	$48,792	4.09%	$4,329,794	$45,524	4.21%
Leases-bank qualified*	4,465	76	6.81%	7,346	138	7.51%
Investment securities-taxable	954,172	5,770	2.42%	1,239,062	9,229	2.98%
Investment securities-nontaxable*	3,558	31	3.49%	4,041	35	3.46%
Interest earning deposits at Federal Reserve Bank	208,120	65	0.12%	193,560	48	0.10%
Net interest earning assets	5,936,586	54,734	3.69%	5,773,803	54,974	3.81%

Allowance for credit losses	(17,108)			(15,804)
Assets held-for-sale from discontinued operations	83,821	708	3.38%	117,482	965	3.29%
Other assets	189,760			220,595
	$6,193,059			$6,096,076

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$4,931,891	$1,015	0.08%	$4,978,562	$1,679	0.13%
Savings and money market	373,381	114	0.12%	270,820	134	0.20%
Total deposits	5,305,272	1,129	0.09%	5,249,382	1,813	0.14%

Short-term borrowings	53,315	34	0.26%	32,989	17	0.21%
Repurchase agreements	41	—	—	41	—	—
Subordinated debentures	13,401	112	3.34%	13,401	116	3.46%
Senior debt	100,419	1,280	5.10%	100,031	1,279	5.12%
Total deposits and liabilities	5,472,448	2,555	0.19%	5,395,844	3,225	0.24%

Other liabilities	75,395			130,420
Total liabilities	5,547,843			5,526,264

Shareholders' equity	645,216			569,812
	$6,193,059			$6,096,076
Net interest income on tax equivalent basis*		$52,887			$52,714

Tax equivalent adjustment		22			36

Net interest income		$52,865			$52,678
Net interest margin *			3.51%			3.58%

* Full taxable equivalent basis, using a statutory Federal tax rate of 21% for 2021 and 2020.

** Includes commercial loans, at fair value. All periods include non-accrual loans.

NOTE: In the table above, interest on loans for 2021 includes $991,000 of interest and fees on PPP loans. In 2020 the table above includes comparable PPP interest and fees of $2.1 million.

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Average balance sheet and net interest income	Year ended December 31, 2021			Year ended December 31, 2020
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate

Interest earning assets:
Loans, net of deferred fees and costs**	$4,597,977	$192,338	4.18%	$3,931,758	$170,449	4.34%
Leases-bank qualified*	5,557	377	6.78%	8,885	647	7.28%
Investment securities-taxable	1,059,229	28,661	2.71%	1,317,031	37,822	2.87%
Investment securities-nontaxable*	3,757	130	3.46%	4,412	145	3.29%
Interest earning deposits at Federal Reserve Bank	637,056	715	0.11%	381,290	1,885	0.49%
Net interest earning assets	6,303,576	222,221	3.53%	5,643,376	210,948	3.74%

Allowance for credit losses	(16,469)			(13,878)
Assets held for sale from discontinued operations	95,527	3,096	3.24%	127,519	4,222	3.31%
Other assets	217,476			226,210
	$6,600,110			$5,983,227

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$5,321,283	$5,022	0.09%	$4,864,236	$11,356	0.23%
Savings and money market	427,708	601	0.14%	291,204	442	0.15%
Time deposits	—	—	—	79,439	1,483	1.87%
Total deposits	5,748,991	5,623	0.10%	5,234,879	13,281	0.25%

Short-term borrowings	19,958	49	0.25%	27,322	198	0.72%
Repurchase agreements	41	—	—	49	—	—
Subordinated debentures	13,401	449	3.35%	13,401	524	3.91%
Senior debt	100,283	5,118	5.10%	38,532	1,913	4.96%
Total deposits and liabilities	5,882,674	11,239	0.19%	5,314,183	15,916	0.30%

Other liabilities	100,627			137,983
Total liabilities	5,983,301			5,452,166

Shareholders' equity	616,809			531,061
	$6,600,110			$5,983,227
Net interest income on tax equivalent basis*		$214,078			$199,254

Tax equivalent adjustment		106			166

Net interest income		$213,972			$199,088
Net interest margin *			3.35%			3.45%

* Full taxable equivalent basis, using a statutory Federal tax rate of 21% for 2021 and 2020.

** Includes commercial loans, at fair value. All periods include non-accrual loans.

NOTE: In the table above, the 2021 interest on loans reflects $4.6 million of interest and fees which were earned on a short-term line of credit to another institution to initially fund PPP loans, which did not significantly increase average loans or assets and which are not expected to recur. Interest on loans in each of 2021 and 2020 also includes $5.8 million of interest and fees on PPP loans. Increases in interest earning deposits at the Federal Reserve Bank reflect increased deposits resulting from stimulus payments distributed to a large segment of the population, resulting from December 2020 federal legislation.

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Allowance for credit losses	Year ended
	December 31,	December 31,
	2021	2020
	(dollars in thousands)

Balance in the allowance for credit losses at beginning of period (1)	$16,082	$12,875

Loans charged-off:
SBA non-real estate	1,138	1,350
SBA commercial mortgage	417	—
Direct lease financing	412	2,243
SBLOC	15	—
Consumer - home equity	10	—
Consumer - other	14	—
Total	2,006	3,593

Recoveries:
SBA non-real estate	51	103
SBA commercial mortgage	9	—
Direct lease financing	58	570
Consumer - home equity	1,099	—
Total	1,217	673
Net charge-offs	789	2,920
Provision credited to allowance, excluding commitment provision	2,513	6,127

Balance in allowance for credit losses at end of period	$17,806	$16,082
Net charge-offs/average loans	0.03%	0.07%
Net charge-offs/average assets	0.01%	0.05%

(1) Excludes activity from assets held-for-sale from discontinued operations.

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Loan portfolio	December 31,	September 30,	June 30,	December 31,
	2021	2021	2021	2020
	(in thousands)

SBL non-real estate	$147,722	$171,845	$228,958	$255,318
SBL commercial mortgage	361,171	367,272	343,487	300,817
SBL construction	27,199	23,117	18,494	20,273
Small business loans *	536,092	562,234	590,939	576,408
Direct lease financing	531,012	514,068	506,424	462,182
SBLOC / IBLOC**	1,929,581	1,834,523	1,729,628	1,550,086
Advisor financing ***	115,770	81,143	72,190	48,282
Real estate bridge lending	621,702	128,699	—	—
Other loans ****	5,014	4,917	5,840	6,426
	3,739,171	3,125,584	2,905,021	2,643,384
Unamortized loan fees and costs	8,053	11,078	10,323	8,939
Total loans, net of unamortized fees and costs	$3,747,224	$3,136,662	$2,915,344	$2,652,323

Small business portfolio	December 31,	September 30,	June 30,	December 31,
	2021	2021	2021	2020
	(in thousands)

SBL, including unamortized fees and costs	$541,437	$566,472	$593,401	$577,944
SBL, included in commercial loans, at fair value	199,585	214,301	225,534	243,562
Total small business loans	$741,022	$780,773	$818,935	$821,506

* The preceding table shows small business loans and small business loans held at fair value. The small business loans held at fair value are comprised of the government guaranteed portion of certain SBA loans at the dates indicated (in thousands). A reduction in SBL non-real estate from $171.8 million to $147.7 million in the fourth quarter of 2021 resulted from U.S. government repayments of $26.5 million of PPP loans authorized by The Consolidated Appropriations Act, 2021. PPP loans totaled $44.8 million at December 31, 2021 and $165.7 million at December 31, 2020, respectively.

** Securities Backed Lines of Credit, or SBLOC, are collateralized by marketable securities, while Insurance Backed Lines of Credit, or IBLOC, are collateralized by the cash surrender value of eligible life insurance policies.

*** In 2020, we began originating loans to investment advisors for purposes of debt refinance, acquisition of another firm or internal succession. Maximum loan amounts are subject to loan-to-value ratios of 70%, based on third-party business appraisals, but may be increased depending upon the debt service coverage ratio. Personal guarantees and blanket business liens are obtained as appropriate.

**** Included in the table above under Other loans are demand deposit overdrafts reclassified as loan balances totaling $322,000 and $663,000 at December 31, 2021 and December 31, 2020, respectively. Estimated overdraft charge-offs and recoveries are reflected in the allowance for credit losses and have been immaterial.

Small business loans as of December 31, 2021

Loan principal
(in millions)
U.S. government guaranteed portion of SBA loans (a)	$371
Paycheck Protection Program loans (PPP) (a)	45
Commercial mortgage SBA (b)	183
Construction SBA (c)	17
Non-guaranteed portion of U.S. government guaranteed loans (d)	100
Non-SBA small business loans (e)	17
Total principal	$733
Unamortized fees and costs	8
Total small business loans	$741

(a) This is the portion of SBA 7a loans (7a) and PPP loans which have been guaranteed by the U.S. government, and therefore are assumed to have no credit risk.

(b) Substantially all these loans are made under the SBA 504 Fixed Asset Financing program (504) which dictates origination date loan-to-value percentages (“LTV”), generally 50-60%, to which the Bank adheres.

(c) Of the $17 million in Construction SBA loans, $13 million are 504 first mortgages with an origination date LTV of 50-60% and $4 million are SBA interim loans with an approved SBA post-construction full takeout/payoff.

(d) The $100 million represents the unguaranteed portion of 7a loans which are 70% or more guaranteed by the U.S. government. 7a loans are not made on the basis of real estate LTV; however, they are subject to SBA's "All Available Collateral" rule which mandates that to the extent a borrower or its 20% or greater principals have available collateral (including personal residences), the collateral must be pledged to fully collateralize the loan, after applying SBA-determined liquidation rates. In addition, all 7a and 504 loans require the personal guaranty of all 20% or greater owners.

(e) The $17 million of non-SBA loans is comprised of approximately 20 conventional coffee/doughnut/carryout franchisee note purchases. The majority of purchased notes were made to multi-unit operators, are considered seasoned and have performed as agreed.

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Small business loans by type as of December 31, 2021

(Excludes government guaranteed portion of SBA 7a loans and PPP loans)

	SBL commercial mortgage*	SBL construction*	SBL non-real estate	Total	% Total
	(in millions)
Hotels and motels	$65	$4	$—	$69	22%
Full-service restaurants	13	2	3	18	6%
Child day care services	14	—	1	15	5%
Outpatient mental health and substance abuse centers	14	—	—	14	5%
Baked goods stores	4	—	9	13	4%
Lessors of nonresidential buildings	11	—	—	11	4%
Car washes	10	—	—	10	3%
Offices of lawyers	9	—	—	9	3%
Funeral homes and funeral services	8	—	—	8	3%
All other amusement and recreation industries	7	—	1	8	2%
General warehousing and storage	7	—	—	7	2%
Fitness and recreational sports centers	—	5	2	7	2%
Assisted living facilities for the elderly	6	—	—	6	2%
Limited-service restaurants	1	2	3	6	1%
Gasoline stations with convenience stores	4	—	—	4	1%
Other technical and trade schools	—	4	—	4	1%
Offices of dentists	3	—	—	3	1%
Other warehousing and storage	3	—	—	3	1%
All other miscellaneous wood product manufacturing	3	—	—	3	1%
Plumbing, heating, and air-conditioning contractors	3	—	—	3	1%
Other performing arts companies	3	—	—	3	1%
Offices of physicians	3	—	—	3	1%
Lessors of other real estate property	2	—	—	2	1%
All other miscellaneous general purpose machinery manufacturing	2	—	—	2	1%
Landscaping services	1	—	1	2	1%
Sewing, needlework, and piece goods stores	2	—	—	2	1%
Automotive body, paint, and interior repair and maintenance	2	—	—	2	1%
Pet care (except veterinary) services	2	—	—	2	1%
Amusement arcades	2	—	—	2	1%
Caterers	2	—	—	2	1%
Offices of real estate agents and brokers	2	—	—	2	1%
Other**	45	—	26	71	19%
Total	$253	$17	$46	$316	100%

* Of the SBL commercial mortgage and SBL construction loans, $65 million represents the total of the non-guaranteed portion of SBA 7a loans and non-SBA loans. The balance of those categories represents SBA 504 loans with 50%-60% origination date loan-to-values.

**Loan types less than $2 million are spread over a hundred different classifications such as Commercial Printing, Pet and Pet Supplies Stores, Securities Brokerage, etc.

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State diversification as of December 31, 2021

(Excludes government guaranteed portion of SBA 7a loans and PPP loans)

	SBL commercial mortgage*	SBL construction*	SBL non-real estate	Total	% Total
	(in millions)
Florida	$59	$—	$6	$65	21%
California	42	2	4	48	15%
North Carolina	23	5	3	31	10%
Pennsylvania	27	—	3	30	9%
New York	14	5	3	22	7%
Illinois	16	—	2	18	6%
Texas	12	—	4	16	5%
New Jersey	6	—	7	13	4%
Virginia	9	—	—	9	3%
Tennessee	10	—	—	10	3%
Colorado	3	5	1	9	3%
Michigan	4	—	1	5	2%
Georgia	3	—	1	4	1%
Ohio	3	—	1	4	1%
Washington	3	—	—	3	1%
Other States	19	—	10	29	9%
Total	$253	$17	$46	$316	100%

* Of the SBL commercial mortgage and SBL construction loans, $65 million represents the total of the non-guaranteed portion of SBA 7a loans and non-SBA loans. The balance of those categories represents SBA 504 loans with 50%-60% origination date loan-to-values.

Top 10 loans as of December 31, 2021

Type*	State	SBL commercial mortgage*
	(in millions)
Mental health and substance abuse center	FL	$10
Hotel	FL	9
Lawyers office	CA	9
General warehousing and storage	PA	7
Hotel	NC	6
Assisted living facility	FL	5
Hotel	NY	5
Hotel	NC	5
Mental health and substance abuse center	PA	4
Hotel	PA	4
Total		$64

* All of the top 10 loans are 504 SBA loans with 50%-60% origination date loan-to-value and are in the commercial mortgage category. The top 10 loan table above does not include loans to the extent that they are U.S. government guaranteed.

10

Commercial real estate loans, excluding SBA loans, are as follows including LTV at origination:

Type as of December 31, 2021

Type	# Loans	Balance	Weighted average origination date LTV	Weighted average interest rate
	(dollars in millions)
Real estate bridge lending (multi-family apartments)*	57	$622	74%	3.99%

Commercial real estate loans, at fair value:
Multi-family (apartments)*	86	$988	76%	4.75%
Hospitality (hotels and lodging)	9	69	65%	5.68%
Retail	6	61	71%	4.33%
Other	7	13	73%	5.12%
	108	1,131	75%	4.79%
Fair value adjustment		(4)
Total commercial real estate loans, at fair value		1,127
Total commercial real estate loans		$1,749	75%	4.52%

*In the third quarter of 2021, we resumed the origination of multi-family apartment loans. These are similar to the multi-family apartment loans carried at fair value, but at origination are intended to be held on the balance sheet, so are not accounted for at fair value.

State diversification as of December 31, 2021			15 largest loans (all multi-family) as of December 31, 2021

State	Balance	Origination date LTV	State	Balance	Origination date LTV
(in millions)			(in millions)
Texas	$607	76%	Texas	$39	79%
Georgia	168	75%	Texas	37	75%
Ohio	111	72%	Texas	37	80%
Alabama	90	74%	Tennessee	30	62%
Florida	76	74%	Missouri	30	72%
Arizona	65	74%	Texas	30	75%
Tennessee	64	66%	Mississippi	29	79%
Other States each <$55 million	568	73%	Texas	29	77%
Total	$1,749	74%	North Carolina	28	77%
			Texas	27	77%
			New Jersey	27	77%
			Oklahoma	27	78%
			Ohio	26	74%
			Texas	26	77%
			Ohio	22	75%
			15 Largest loans	$444	76%

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Institutional banking loans outstanding at December 31, 2021

Type	Principal	% of total
	(in millions)
Securities backed lines of credit (SBLOC)	$1,141	56%
Insurance backed lines of credit (IBLOC)	788	39%
Advisor financing	116	5%
Total	$2,045	100%

For SBLOC, we generally lend up to 50% of the value of equities and 80% for investment grade securities. While equities have fallen in excess of 30% in recent years, the reduction in collateral value of brokerage accounts collateralizing SBLOCs generally has been less, for two reasons. First, many collateral accounts are “balanced” and accordingly have a component of debt securities, which have either not decreased in value as much as equities, or in some cases may have increased in value. Secondly, many of these accounts have the benefit of professional investment advisors who provided some protection against market downturns, through diversification and other means. Additionally, borrowers often utilize only a portion of collateral value, which lowers the percentage of principal to collateral.

Top 10 SBLOC loans at December 31, 2021

	Principal amount	% Principal to collateral
	(in millions)
	$18	37%
	14	25%
	9	31%
	9	56%
	9	35%
	8	70%
	8	65%
	7	13%
	7	44%
	6	32%
Total and weighted average	$95	40%

Insurance backed lines of credit (IBLOC)

IBLOC loans are backed by the cash value of eligible life insurance policies which have been assigned to us.  We lend up to 100% of such cash value. Our underwriting standards require approval of the insurance companies which carry the policies backing these loans. Currently, eight insurance companies have been approved and, as of August 14, 2021, all were rated Excellent (A or better) by AM BEST.

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Direct lease financing* by type as of December 31, 2021

	Principal balance	% Total
	(in millions)
Construction	$100	19%
Government agencies and public institutions**	78	15%
Waste management and remediation services	62	12%
Real estate and rental and leasing	54	10%
Retail trade	46	9%
Wholesale purchase	39	7%
Health care and social assistance	30	6%
Transportation and warehousing	28	5%
Professional, scientific, and technical services	19	4%
Wholesale trade	16	3%
Manufacturing	16	3%
Educational services	8	2%
Other	35	5%
Total	$531	100%

* Of the total $531 million of direct lease financing, $475 million consisted of vehicle leases with the remaining balance consisting of equipment leases.

** Includes public universities and school districts.

Direct lease financing by state as of December 31, 2021

State	Principal balance	% Total
	(in millions)
Florida	$92	17%
California	49	9%
Utah	42	8%
New Jersey	40	8%
Pennsylvania	34	6%
New York	32	6%
North Carolina	24	5%
Maryland	24	5%
Texas	20	4%
Connecticut	16	3%
Washington	15	3%
Georgia	12	2%
Idaho	11	2%
Alabama	10	2%
Tennessee	9	2%
Other States	101	18%
Total	$531	100%

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Capital ratios	Tier 1 capital	Tier 1 capital	Total capital	Common equity
	to average	to risk-weighted	to risk-weighted	tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of December 31, 2021
The Bancorp, Inc.	10.40%	14.72%	15.13%	14.72%
The Bancorp Bank	10.98%	15.48%	15.88%	15.48%
"Well capitalized" institution (under FDIC regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2020
The Bancorp, Inc.	9.20%	14.43%	14.84%	14.43%
The Bancorp Bank	9.11%	14.27%	14.68%	14.27%
"Well capitalized" institution (under FDIC regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020
Selected operating ratios
Return on average assets (1)	1.73%	1.57%	1.68%	1.34%
Return on average equity (1)	16.60%	16.83%	17.94%	15.08%
Net interest margin	3.51%	3.58%	3.35%	3.45%

(1) Annualized

Book value per share table	December 31,	September 30,	June 30,	December 31,
	2021	2021	2021	2020
Book value per share	$11.37	$11.13	$10.77	$10.10

Loan quality table	December 31,	September 30,	June 30,	December 31,
	2021	2021	2021	2020
	(dollars in thousands)
Nonperforming loans to total loans	0.10%	0.24%	0.31%	0.48%
Nonperforming assets to total assets	0.08%	0.16%	0.14%	0.20%
Allowance for credit losses to total loans	0.48%	0.52%	0.52%	0.61%

Nonaccrual loans	$3,161	$6,106	$7,346	$12,227
Loans 90 days past due still accruing interest	461	1,569	1,550	497
Other real estate owned	1,530	2,145	—	—
Total nonperforming assets	$5,152	$9,820	$8,896	$12,724

Gross dollar volume (GDV) (1)	Three months ended
	December 31,	September 30,	June 30,	December 31,
	2021	2021	2021	2020
	(in thousands)

Prepaid and debit card GDV	$24,964,135	$24,392,188	$27,106,763	$22,523,855

(1) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp Bank.

14

Business line quarterly summary
Quarter ended December 31, 2021
(dollars in millions)
		Balances
			% Growth
Major business lines	Average approximate rates *	Balances **	Year over year	Linked quarter annualized
Loans
Institutional banking ***	2.6%	$ 2,045	28%	27%
Small business lending****	5.0%	741	6%	(8%)
Leasing	5.9%	531	15%	13%
Commercial real estate (non-SBA at fair value)	4.7%	1,127	nm	nm
Real estate bridge lending	4.0%	622	nm	nm
Weighted average yield	3.9%	$ 5,066			Non-interest income
						% Growth
					Current quarter	Year over year
Prepaid and debit card issuance, and other payments	0.1%	$ 4,948	7%	nm	$ 19.7	1%

* Average rates are for the quarter ended December 31, 2021.

** Loan and deposit categories are respectively based on period-end and average quarterly balances.

*** Institutional Banking loans are comprised of security backed lines of credit (SBLOC), collateralized by marketable securities, insurance backed lines of credit (IBLOC), collateralized by the cash surrender value of eligible life insurance policies, and investment advisor financing.

**** Small Business Lending is substantially comprised of SBA loans. Loan growth percentages exclude short-term PPP loans.

15

Dissolution of Walnut Street

Previous press releases included tables related to the Walnut Street investment, shown as investment in unconsolidated entity on the balance sheet. Walnut Street was comprised of Bancorp loans sold to that entity, which was partially financed by an independent investor. In the third quarter of 2021, The Bancorp and that investor dissolved the entity, as the remaining balance did not warrant ongoing administrative and accounting expenses. As a result of the dissolution, the investment in unconsolidated entity, which had a June 30, 2021 balance of $25.0 million, was reclassified as follows. Approximately $22.9 million of loans were reclassified to commercial loans, at fair value and $2.1 million was reclassified to other real estate owned, as those assets continue to be reported at fair value.

16

Quarterly activity for commercial loan discontinued principal

Commercial
loan principal
(in millions)

Commercial loan discontinued principal September 30, 2021 before marks	$48
Quarterly paydowns and other reductions	(4)
Commercial loan discontinued principal December 31, 2021 before marks	44
Marks December 31, 2021	(3)
Net commercial loan exposure December 31, 2021	41
Residential mortgages	23
Net loans	64
Florida mall in other real estate owned	15
2 properties in other real estate owned	3
Total discontinued assets at December 31, 2021	$82

17

Discontinued commercial loan composition as of December 31, 2021

Collateral type	Unpaid principal balance	Mark at December 31, 2021	Mark as % of portfolio
	(in millions)
Commercial real estate - non-owner occupied:
Retail	$4	$(0.6)	15%
Office	2	—	—
Other	17	(0.1)	1%
Construction and land	10	(0.1)	1%
Commercial non-real estate and industrial	2	(0.1)	5%
1 to 4 family construction	3	(2.3)	77%
First mortgage residential non-owner occupied	3	—	—
Commercial real estate owner occupied:
Retail	1	—	—
Residential junior mortgage	1	—	—
Other	1	—	—
Total	$44	$(3.2)	7%
Less: mark	(3)
Net commercial loan exposure December 31, 2021	$41	$(3.2)

18